UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2008
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MONEY4GOLD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-50494	98-0412432
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

595 South Federal Highway, Suite 600, Boca Raton, Florida, 33432
 (Address of Principal Executive Office) (Zip Code)

(561) 544-2447
(Registrant’s telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

        On September 12, 2008, Money4Gold Holdings, Inc. (the “Company”) closed its private placement and received gross proceeds of $2,400,000.  As a result, the Company issued 8,000,000 shares of common stock and 8,000,000 three-year warrants exercisable at $0.50 per share.

Item 3.02. Unregistered Sales of Equity Securities.

        We have sold securities without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(2) and Rule 506 thereunder as described below.

Name or Class of Investor	Date of Sale	No. of Securities	Reason for Issuance
Investors	July 23, 2008 through August 21, 2008	8,000,000 shares of common stock and 8,000,000 three-year warrants exercisable at $0.50 per share	Investment in Private Placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MONEY4GOLD HOLDINGS, INC.

By:	/s/ Daniel Brauser
Daniel Brauser President

Date:  September 16, 2008